UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Better Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 27, 2022

Dear Stockholder:

At Better, we aspire to become a premier digital therapeutics company by developing a platform of FDA-regulated, software-based, prescription digital therapeutics candidates for treating diabetes, heart disease, and other cardiometabolic conditions, and we appreciate your support and confidence as we take this journey together.

You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Better Therapeutics, Inc. (“we,” the “Company” or “Better”). The virtual-only meeting will be held on Thursday, June 9, 2022 at 9:00 a.m., Pacific Time via live webcast, providing stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the Annual Meeting to stockholders via the internet. You can access our proxy materials, register for the Annual Meeting (registration opens 15 minutes before the meeting start time) and vote online at www.proxyvote.com. Our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2021 are also available on our website at www.bettertx.com under the “Investor Relations” section. Instructions for accessing our proxy materials and voting are described below and in the accompanying Notice of Annual Meeting. The agenda for the Annual Meeting includes the election of two Class I directors for a three-year term and the ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. To attend the Annual Meeting or vote your shares, you will need the control number, which can be found on the Notice of Internet Availability, on your proxy card, or in the instructions accompanying your proxy materials. More details can be found in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is very important. Whether or not you plan to join the virtual Annual Meeting, it is important that your shares be represented. To ensure that your vote is counted, please carefully review the enclosed proxy statement and cast your vote as soon as possible, even if you plan to attend the Annual Meeting. If you are a stockholder of record, you may vote over the internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares. Please cast your vote by one of the available means at your earliest convenience to ensure that your vote will be received in time and counted at the Annual Meeting. Only Better stockholders of record as the close of business on April 14, 2022 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

At Better, we seek to transform what is possible in digital therapeutics, and your investment and continuing interest in our efforts are very much appreciated. We hope that you will join us virtually on June 9, 2022.

Sincerely,

/s/ Kevin Appelbaum
Kevin Appelbaum
Chief Executive Officer and Director

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Pacific Time

Date	Thursday, June 9, 2022

Place

The 2022 Annual Meeting of Stockholders of Better Therapeutics, Inc. (the "Annual Meeting") will be conducted virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/BTTX2022, where you will be able to submit questions and vote online during the meeting.

Purpose

(1) To elect each of Dr. Richard Carmona and David Perry as a Class I member of the board of directors, to serve until the Company’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

(2) To ratify the selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The board of directors has fixed the close of business on April 14, 2022 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission

All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. In order to attend the Annual Meeting, you must register in advance at www.proxyvote.com and provide the control number located on the Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email.

Voting by Proxy

If you are a stockholder of record, please vote via the internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

The Notice of Internet Availability (the “Notice”) is being mailed on or about April 27, 2022 to all shareholders entitled to vote at the Annual Meeting. The Notice contains instructions on how to cast your vote via the internet and how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on our website at www.bettertx.com under the “Investor Relations” section and on the SEC’s website at www.sec.gov.

By order of the Board of Directors,

/s/ Kevin Appelbaum
Kevin Appelbaum Chief Executive Officer and Director

San Francisco, California

April 27, 2022

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s 2022 Annual Meeting of Stockholders to Be Held on June 9, 2022: The Notice of 2022 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are each available at www.proxyvote.com.

i

BETTER THERAPEUTICS, INC.

548 Market Street, #49404, San Francisco, CALIFORNIA 94104

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2022

AT 9:00 AM PACIFIC TIME

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, on or about April 27, 2022, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”). The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. The Annual Report is available at www.proxyvote.com.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 27, 2022. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by email, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The board of directors of Better Therapeutics, Inc. is soliciting your vote for the 2022 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The board of directors has fixed the record date for the Annual Meeting as of the close of business on April 14, 2022.

How many votes can be cast by all stockholders?

A total of 23,606,693 shares of common stock of the Company were outstanding on April 14, 2022 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•
By Internet. If you received the Notice of Internet Availability or a printed copy of the proxy materials, follow the instructions in the Notice of Internet Availability or on the proxy card. Votes submitted by internet must be received by 11:59 p.m. Eastern Time on June 8, 2022.
•
By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 8, 2022.
•
By Mail. If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s board of directors and FOR the ratification of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by June 8, 2022.
•
In Person at the Annual Meeting. You may also vote in person by attending the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/BTTX2022. To attend the virtual Annual Meeting and vote your shares, you must register in advance at www.proxyvote.com and provide the control number located on your Notice of Internet Availability or proxy card.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•
By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•
By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting?

We will be hosting our Annual Meeting online via live webcast at www.virtualshareholdermeeting.com/BTTX2022. Any stockholder can attend the Annual Meeting by registering at www.proxyvote.com. In order to attend the Annual Meeting, you must register in advance at www.proxyvote.com and provide the control number located on your Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email. The Annual Meeting will start at 9:00 a.m. Pacific Time on June 9, 2022.

Why are you holding a virtual Annual Meeting?

The safety of our stockholders is important to us. To protect our stockholders and employees in light of the ongoing coronavirus COVID-19 pandemic, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so that they can ask questions of our board of directors or management.

What are the Board of Directors’ recommendations on how to vote my shares?

The board of directors recommends a vote:

Proposal 1: FOR election of the two Class I director nominees (page 6)

Proposal 2: FOR ratification of the selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm (page 34)

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the board of directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or email by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Annual Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxyvote.com. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Note that under Nasdaq Capital Market (“Nasdaq”) rules, if you hold shares through a bank, broker or other institution and you do not provide your voting instructions to them at least 10 days before the Annual Meeting, that firm has the discretion to vote your shares on proposals that the Nasdaq has determined are routine. Such firm will not have the discretion to vote your shares on proposals that the Nasdaq has determined are non-routine. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Company’s Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the virtual Annual Meeting will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proposal 1—Election of two Class I director nominees

The two nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•
vote FOR all nominees;
•
vote FOR one or more nominees and WITHHOLD from other nominees; or
•
WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of the director and will not affect the results of the vote.

Proposal 2—Ratification of selection of Elliott Davis, LLC as our independent registered public accounting firm

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of Elliott Davis, LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2022, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.

If there are insufficient votes to approve Proposals 1 or 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

Implications of being an “emerging growth company” and smaller reporting company.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) following the fifth anniversary of the closing of the initial public offering of our predecessor, Mountain Crest Acquisition Corp. II (“MCAD”); or (ii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Secretary of the Company at (415) 887-2311. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Dr. Richard Carmona and David Perry are the directors whose terms will expire at this Annual Meeting and each of them has been nominated for and has agreed to stand for re-election to the board of directors to serve as a Class I director of the Company until the 2025 Annual Meeting and until his successor is duly elected and qualified.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the board of directors will be voted for the election of the director nominees listed below. We have no reason to believe that the director nominees will be unavailable for election at the Annual Meeting. In the event that a director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), the board of directors has fixed the number of directors at eight as of the date of the Annual Meeting. Vacancies on the board of directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Information relating to the director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Terms used but not defined in this Proposal 1 have the meanings set forth in the Annual Report.

Voting Requirement to Approve Proposal

For Proposal 1, the two nominees receiving the plurality of votes properly cast will be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

EACH DIRECTOR NOMINEE FOR CLASS I DIRECTOR:

Dr. Richard Carmona and David Perry

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTORS

The following table sets forth information concerning our directors as of March 31, 2022. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Name	Age	Position(s)	Director Since
David Perry	54	Executive Chairman and Class I Director	October 2021
Kevin Appelbaum	58	Chief Executive Officer, President and Class II Director	October 2021
Dr. Richard Carmona	72	Class I Director	October 2021
Andrew Armanino	57	Class III Director	October 2021
Geoffrey Parker	57	Class II Director	October 2021
Dr. Risa Lavizzo-Mourey	67	Class III Director	October 2021
Dr. Elder Granger	68	Class III Director	November 2021
Dr. Suying Liu	34	Class II Director	July 2020

David Perry is a co-founder of the former Better Therapeutics, Inc. (“Legacy BTX”) and served as the chairman of Legacy BTX’s board of directors since 2015 and as executive chairman of our board of directors since the closing of the Business Combination (as defined in our Annual Report). Mr. Perry, has been the founder or founding CEO of three multi- billion-dollar companies in his career. He was the founding CEO at Anacor Pharmaceuticals where he led the company from its inception in 2002 until 2014, a time period that included an initial public offering in 2010 and the development of two drugs to treat infections (Tavaborole) and inflammation (Eucrisa) that were subsequently approved by the FDA, along with multiple programs to treat neglected diseases. Pfizer purchased Anacor for $5.2 billion in 2016. Most recently, he was the CEO of Indigo Agriculture where he led the company in raising over $1.2 billion, becoming the first agriculture technology company to be valued at over $1 billion. Indigo was ranked #1 on CNBC’s Most Disruptive Companies list in 2019. Earlier in his career, Mr. Perry was the founder and CEO of the business-to-business e-commerce pioneer Chemdex in 1997, which he subsequently took public in 1999. Mr. Perry has also served as a director on the board of Evelo Biosciences, Inc. from June 2016 to the present. Mr. Perry has a B.S.E. in Chemical Engineering from the University of Tulsa and an MBA from Harvard Business School. Due to his experience in management, operations, fundraising and launching companies, especially in the life sciences space, we believe Mr. Perry is well equipped to be a director of the Company.

Kevin Appelbaum is a co-founder of Legacy BTX and serves as our chief executive officer, president and director, positions he has held since the closing of the Business Combination and with Legacy BTX since 2015. Mr. Appelbaum has been an entrepreneur for more than 25 years, often using digital technology to transform consumer and healthcare businesses. Most recently, he led Tria Beauty, the first company to make regulated medical laser technologies accessible to consumers for home-use, from preclinical to global commercial operations. During his tenure, the company received its first, and four subsequent FDA 510(k) clearances across three indications. Earlier in his career, he led the digital transformation of Sephora, a multi-billion- dollar retailer, and led businesses at Procter & Gamble and PepsiCo. His first startup was a joint venture with The Culinary Institute of America, focused on improving food literacy and healthy eating behaviors. Mr. Appelbaum has a B.S.E. in Chemical Engineering from the University of Pennsylvania, where he was a distinguished military graduate. Following graduation, he served peacetime and combat assignments as an officer in the U.S. Army Rangers. We believe Mr. Appelbaum is well equipped to be a director due to his extensive experience and history of success with life sciences companies, including obtaining regulatory approvals.

Dr. Richard Carmona has served as a member of our board of directors since the closing of the Business Combination and served as a member of Legacy BTX’s board of directors since 2017. Dr. Carmona has been chief of health innovations of Canyon Ranch Inc., a life-enhancement company, since August 2017. He previously served as vice chairman of Canyon Ranch, chief executive officer of the Canyon Ranch health division, and president of the nonprofit Canyon Ranch Institute from October 2006 to August 2017. He is the first distinguished professor of public health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from 2002 through 2006, achieving the rank of vice admiral. Previously, he was chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health, and family and community medicine at the University of Arizona, and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Dr. Carmona served in the United States Army and the Army’s Special Forces. Dr. Carmona serves as a director of the Clorox Company (2007 to present), Axon Enterprise, Inc. (formerly Taser International, 2007 to present), Herbalife Ltd. (October 2013 to present) and McKesson Corporation (September 2021 to present). Dr. Carmona has dedicated his career of more than 50 years toward helping individual and public health in various positions including nurse, trauma surgeon, police officer, public health official, and combat-decorated Special Forces Vietnam veteran. Due to the depth and breadth of experience and knowledge that Dr. Carmona brings to the board of directors, we believe Dr. Carmona is well equipped to be a director of the Company.

Andrew Armanino has served as a member of our board of directors since the closing of the Business Combination and served as a member of Legacy BTX’s board of directors since March 2021. Mr. Armanino is currently the chairman of the board of directors of Moore Global International, an accounting and business advisory network of independent accounting firms. He is also a member of the board of directors of Armanino Foundation, a community service organization and serves on the American Institute of CPAs council, and a member of the board of directors of the California Bank of Commerce. Mr. Armanino was the Managing Partner and Chief Executive Officer of Armanino LLP, a 1,500-person public accounting firm, from 2005 to 2018, at which time he retired and is no longer affiliated with the firm. He has a B.S. in accounting from Santa Clara University. We believe Mr. Armanino is well equipped to be a director of the Company due to the depth and breadth of his business, accounting, and management experience. Mr. Armanino’s significant accounting experience provides in-depth knowledge of generally accepted accounting principles and auditing standards to our board of directors. With years of providing services to small and medium-sized businesses, he brings valuable insights to our board of directors regarding these.

Geoffrey Parker has served as a member of our board of directors since the closing of the Business Combination and served as a member of Legacy BTX’s board of directors since March 2021. Mr. Parker is currently the Chief Financial Officer and Chief Operating Officer of Tricida, Inc. (Nasdaq: TCDA). Mr. Parker joined Tricida in 2017. Prior to that, Mr. Parker was Chief Financial Officer of Anacor Pharmaceuticals, Inc. from September 2010 to May 2015 and a Managing Director at Goldman Sachs where he led the West Coast Healthcare Investment Banking group from April 1997 to April 2009. Mr. Parker serves as a director on the board of directors of ChemoCentryx, Inc., where he serves on the audit committee, compensation committee, and nominating and governance committee. Mr. Parker serves as a director on the board of directors of Perrigo Company plc, where he serves as a member of the audit committee. Previously, Mr. Parker served as a director on the board of directors at Genomic Health, Sunesis Pharmaceuticals, Inc., and Genoptix, Inc. Mr. Parker has a B.A. in a double major of economics and engineering sciences from Dartmouth College and an MBA from the Stanford Graduate School of Business. We believe Mr. Parker is well equipped to be a director of the Company due to his extensive management, financial and operations experience, especially in the life science sector.

Dr. Risa Lavizzo-Mourey has served as a member of our board of directors since the closing of the Business Combination and served as a member of Legacy BTX’s board of directors since April 2021. Dr. Lavizzo-Mourey was a professor at the University of Pennsylvania from 1986 until 2021 and served as the Robert Wood Johnson Foundation Professor of Health Equity and Health Policy from 2018 to 2021. Dr. Lavizzo-Mourey was the Chief Executive Officer of the Robert Wood Johnson Foundation from 2003 to 2017, where she spearheaded initiatives to reverse the childhood obesity epidemic, create an affordable and inclusive healthcare system, and address social factors associated with adverse health impacts. Dr. Lavizzo-Mourey also has extensive government experience in a wide range of roles from 1985 to 1998, including as a Co-Chair of the White House Health Care Reform Task Force and as an Advisory Committee Member on the President’s Advisory Commission on Consumer Protection and Quality in the Health Care Industry. Dr. Lavizzo-Mourey has served as an independent director for Intel (NYSE: INTC) since 2018, where she has served as a member of the nominating and governance committee, as an independent director for Merck (NYSE: MRK) since 2020, where she has served as a member of the compensation and benefits and governance committees, and as an independent director for General Electric (NYSE: GE) since 2017, where she has served on the governance and public affairs committee. Dr. Lavizzo-Mourey got her B.S. at the State University of New York, Stony Brook, her M.D. at Harvard University, and her MBA at the University of Pennsylvania. We believe Dr. Lavizzo-Mourey is well equipped to be a director of the Company due to her wealth of knowledge and experience, including in functional and thought leadership, across the healthcare spectrum, and her work as a primary care physician and shaping health policy on a national level. Dr. Lavizzo-Mourey has demonstrated a passion for cognitive behavioral therapy, having been the leader behind Robert Wood Johnson Foundation’s strategic shift towards the behavioral space.

Dr. Elder Granger has served as a member of our board of directors since November 2021. He is a U.S. Army Major General (Retired) and has served as the President and Chief Executive Officer of THE 5Ps, LLC, a healthcare, education, and leadership consulting firm, since August 2009. He served in the U.S. Army for over 35 years before retiring in June 2009 and was the Deputy Director and Program Executive Officer of TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, D.C. from December 2005 to June 2009. He is board certified by the American College of Physician Executives, American College of Healthcare Executives, American Board of Medical Quality, and American Board of Internal Medicine, National Association of Corporate Directors, and holds numerous medical certifications. Dr. Granger currently serves on the board of directors of Cigna Corporation (NYSE: CI) since 2018, Cerner Corporation (Nasdaq: CERN) since 2020 and DLH Holdings Corp (Nasdaq: DLHC) since 2014, and he previously served on the board of directors of Express Scripts Holding Company (from 2015 to 2018). He received his Bachelor of Science Degree from Arkansas State University in 1976 and earned his medical degree from University of Arkansas School of Medicine in 1980. We believe Dr. Granger is well-equipped to serve as a director of the Company due to his extensive experience in health care management and operations, including health policy, planning, budgeting, compliance, and execution related to the health program for uniformed service members around the globe. Dr. Granger has unique leadership and policy experience through his career with the U.S. Army and the commercial sector.

Dr. Suying Liu has served as a member of our board of directors since inception and previously served as the chairman and chief executive officer of MCAD. Dr. Liu was a director of PLBY Group, Inc. (Nasdaq: PLBY) from the closing of its business combination with Mountain Crest Acquisition Corp (Nasdaq: MCAC) in February 2021 through August 2021. Dr. Liu has been serving as the Chief Executive Officer, the Chief Financial Officer, and the Chairman of Mountain Crest Acquisition Corp. III (Nasdaq: MCAE) since March 2021. He also has been serving as the Chairman, Chief Executive Officer, and Chief Financial Officer of Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF) since March 2021 and of Mountain Crest Acquisition Corp. V (Nasdaq: MCAG) since April 2021. He served as the Head of Corporate Strategy of Hudson Capital Inc. (Nasdaq: HUSN) between May 2020 and September 2020, where he led the company’s strategic development for both general operations and specific growth areas. Between November 2018 and April 2020, Dr. Liu served as the Chief Strategist of Mansion Capital LLC, a privately-held real estate investment firm with brokerage and property management operations serving clients from both North America and Asia for their investments in the U.S. real estate market. Prior to joining Mansion Capital, Dr. Liu was an investment strategist at J.P. Morgan Chase & Co. from July 2015 to October 2018, providing investment strategies to major Wall Street institutions spanning private equity, hedge funds and insurance companies, with a primary focus in commercial mortgages. Dr. Liu began his career in academia, teaching a variety of degree programs from bachelor’s to executive education at Washington University Olin Business School between January 2013 and May 2015 while completing his doctoral studies, for which he received a PhD in finance in May 2015. Dr. Liu obtained a master’s in finance in December 2012 and his BA in economics and mathematics summa cum laude in May 2010 from Washington University in St. Louis. We believe Dr. Liu is qualified to serve on our board of directors based on his diverse experience in corporate and investment strategies.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he is to be selected as a director. There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Board Diversity Matrix

In accordance with Nasdaq’s new Board Diversity Rule 5606, the following Board Diversity Matrix presents our board of directors diversity statistics. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 27, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	1	7	-	-
Part 2: Demographic Background
African American or Black	1	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+			-
Did Not Disclose Demographic Background			-
Military Veterans:			3
Persons with Disabilities:			1

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2022:

Name	Age	Position	Officer Since
Kevin Appelbaum(1)	58	Chief Executive Officer, President and Class II Director	October 2021
Dr. Mark Berman	46	Chief Medical Officer	October 2021
Kristin Wynholds	49	Chief Product Officer	October 2021
Justin Zamirowski	46	Chief Commercial Officer	October 2021
Mark Heinen	52	Head of Finance and Interim Chief Financial Officer	October 2021

(1)
Mr. Appelbaum is also a director of the Company and his biographical information appears on page 7.

Executive Officers

Dr. Mark Berman is our Chief Medical Officer, a position he has held since the closing of the Business Combination and with Legacy BTX since 2019. Previously, Dr. Berman was the Head of Health from 2015 to 2019. Prior to that, Dr. Berman practiced as an internal and lifestyle medicine physician at One Medical. Dr. Berman studied physical therapy at McGill University and received his M.D. from Yale University. He completed residency at Harvard University’s Brigham and Women’s Hospital and a clinical research fellowship at University of California, San Francisco, where he was a Doris Duke Clinical Research Fellow. He is a fellow and has served as a director of the American College of Lifestyle Medicine. Currently, Dr. Berman oversees all of our clinical development and delivery, and leads regulatory, research, and publication efforts. Mr. Berman served as the special assistant to the CEO and president for Childhood Obesity at the Robert Wood Johnson Foundation from 2007 to 2009. Dr. Berman is social entrepreneur whose work focuses on cardiometabolic health, plant-based diets, and digital therapeutics.

Kristin Wynholds is our Chief Product Officer, a position she has held since the closing of the Business Combination and with Legacy BTX since 2019. Previously, Ms. Wynholds was the Head of Design from 2018 to 2019. Prior to working with us, she spent 7 years as a Principal Product Designer at Carbon Five, a product development consultancy, from 2011 to 2018. Ms. Wynholds is a Silicon Valley native who has spent two decades helping startups, as well as growth and enterprise companies, creating compelling, user-centered products. She has been involved with or led more than 30 digital product launches for companies in diverse fields, such as communications, finance, fashion, and healthcare. Some notable companies include Skype, The Gap, Thomson Reuters, Moodys, Coinbase, Stanford Health and Grand Rounds. Ms. Wynholds has a B.A. degree in clinical psychology from University of California, Santa Barbara.

Justin Zamirowski is our Chief Commercial Officer, a position he has held since the closing of the Business Combination and with Legacy BTX since 2020. Mr. Zamirowski is a biotech commercialization veteran with over two decades of experience launching products across several disease areas including cardiovascular, CNS, GI and Oncology. His commercial model experience spans across orphan, specialty and chronic diseases in both inpatient and outpatient care settings. Most recently, Mr. Zamirowski was the Launch Excellence Practice lead at Guidehouse (a/k/a Navigant Consulting), where he was employed from 2018 to 2020, and led the practice in supporting multiple biotech companies as they prepared for initial market entry. Prior to that, Mr. Zamirowski was Vice President of Commercial at Edge Therapeutics, where he was employed from 2015 to 2018 and Sr. Director of Commercial Operations at Otsuka America. In consulting and operating roles, Mr. Zamirowski has led or been involved with over 15 therapeutics launches for companies including PDL BioPharma, Otsuka and Edge Therapeutics, generating in excess of $2.5 billion in U.S. sales. Mr. Zamirowski has a B.S. in biology from Illinois Wesleyan University. Mr. Zamirowski is currently responsible for all commercial functions, and most notably, the launch of our BT-001 product.

Mark Heinen is our Head of Finance and interim Chief Financial Officer, a position he has held since the closing of the Business Combination and with Legacy BTX since January 2021. Mr. Heinen is a finance veteran with over a decade of experience in high level accounting and financial oversight roles across multiple fields, including cloud computing and database management. Mr. Heinen previously held the Chief Financial Officer position at Omnigo LLC, in 2020. Prior to that, Mr. Heinen was the SVP, Global Corporate Controller and interim Chief Financial Officer at Trintech Inc. from 2017 to 2020. Prior to his Trintech Inc. role, Mr. Heinen was the acting CFO at Daegis Inc. from 2013 to 2016. In his CFO roles, Mr. Heinen has overseen the sale and acquisition of both public and private companies. Mr. Heinen has over 25 years of finance and accounting experience in both publicly traded and private companies. Mr. Heinen has a B.B.A. in Accounting and an M.B.A. from the University of Oklahoma.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

CORPORATE GOVERNANCE

Board Composition

We currently have eight directors and the terms of office of the directors are divided into three classes:

•
Class I, whose term will expire at the annual meeting of stockholders to be held in 2022;
•
Class II, whose term will expire at the annual meeting of stockholders to be held in 2023; and
•
Class III, whose term will expire at the annual meeting of stockholders to be held in 2024.

Class I consists of Dr. Richard Carmona and David Perry, Class II consists of Dr. Suying Liu, Kevin Appelbaum and Geoffrey Parker, and Class III consists of Dr. Risa Lavizzo-Mourey, Andrew Armanino and Dr. Elder Granger. At each annual meeting of stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. A resolution of the board of directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in control or management of our company.

Director Independence

The Nasdaq listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of us or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. Our board of directors has determined that each individual who serves on our board of directors, other than David Perry, Kevin Appelbaum and Dr. Suying Liu, qualifies as an independent director under Nasdaq listing standards.

Board Meetings and Attendance

Our board of directors held two meetings during the fiscal year ended December 31, 2021. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he or she served during the fiscal year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages its directors to attend the annual meeting of stockholders.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates pursuant to a written charter. In addition, each committee reviews and assesses the adequacy of its charter and submits its charter to the board of directors for approval. Copies of each committee’s charter are posted on our website at www.bettertx.com under the “Investor Relations” section. The information contained on or that can be accessed through our website is not incorporated by reference into this proxy statement, and you should not consider such information to be part of this proxy statement.

Audit Committee

The members of our audit committee are Andrew Armanino, Geoffrey Parker and Dr. Elder Granger, and Andrew Armanino serves as the chairperson of the audit committee. Under the Nasdaq listing rules and applicable SEC rules, the audit committee is required to have at least three members. The Nasdaq listing rules and Rule 10A-3 of the Exchange Act also require that the audit committee of a listed company be composed solely of independent directors for audit committee purposes, and each member of our audit committee qualifies as an independent director for audit committee purposes under applicable rules. Each of Andrew Armanino, Geoffrey Parker and Dr. Elder Granger is financially literate and Andrew Armanino qualifies as an “audit committee financial expert” as defined in applicable SEC rules. During the fiscal year ended December 31, 2021, the audit committee met 2 times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing policies on risk assessment and risk management;
•
reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The members of our compensation committee are Dr. Risa Lavizzo-Mourey and Dr. Richard Carmona, all of whom are independent directors, and Dr. Risa Lavizzo-Mourey serves as the chairperson of the compensation committee. During the fiscal year ended December 31, 2021, the compensation committee met one time. The compensation committee’s responsibilities include:

•
reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•
reviewing and recommending to our board of directors the compensation of our directors;
•
reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;
•
administering our stock and equity incentive plans;
•
selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•
reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;
•
reviewing and establishing general policies relating to compensation and benefits of our employees; and
•
reviewing our overall compensation philosophy.

Our compensation committee considers matters related to individual compensation. The compensation committee also reviews and approves grants and awards under our incentive-based compensation plans and equity-based plans, other than with respect to our Chief Executive Officer, Executive Chairman and our directors. In the case of our Chief Executive Officer and Executive Chairman, the compensation committee reviews and approves the corporate goals and objectives to be considered in determining their compensation, conducts an evaluation of their performance in light of those goals and objectives and then makes a recommendation for compensation to the board of directors based on that evaluation. For all other officers of the Company other than the Chief Executive Officer and Executive Chairman, the compensation committee reviews and recommends to the board of directors policies and procedures for the grant of equity based awards, including a compensation matrix consisting of bands for grants and awards under equity-based plans to employees at each level.

In 2021, the compensation committee retained the services of an independent compensation consultant and considered its input on certain compensation matters as the compensation committee deemed appropriate. The compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members to carry out its responsibilities.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Geoffrey Parker and Dr. Richard Carmona, all of whom are independent directors, and Geoffrey Parker serves as the chairperson of the nominating and corporate governance committee. During fiscal year ended December 31, 2021, the nominating and corporate governance committee met one time. The nominating and corporate governance committee’s responsibilities include:

•
identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;
•
evaluating the performance of our board of directors and of individual directors;
•
reviewing developments in corporate governance practices;
•
evaluating the adequacy of our corporate governance practices and reporting;
•
reviewing management succession plans; and
•
developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Our board of directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees

Our board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, our nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, our nominating and corporate governance committee confirms that the candidates meet all of the criteria for director nominees established by the nominating and corporate governance committee and approved by the board of directors. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for appointment or election to the board of directors.

Minimum Qualifications and Board Diversity

Our nominating and corporate governance committee will consider, among other things, the following minimum qualifications, skills and attributes when recommending candidates for the board’s selection as director nominees for the board and as candidates for appointment to the board’s committees: a nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; a nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition; a nominee shall be well regarded in the community and shall have a long-term reputation for high ethical and moral standards; a nominee shall have sufficient time and availability to devote to our affairs, particularly in light of the number of boards of directors on which such nominee may serve; and, to the extent a nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

In evaluating prospective director candidates, our nominating and corporate governance committee will also consider all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including, but not limited to, race, gender, national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the board of directors. While we have no formal policy regarding board diversity, we believe that the varied perspectives and experiences resulting from having a diverse board of directors enhances the quality of our decision-making. We also believe diversity can help the board identify and respond more effectively to the needs of patients, stockholders, employees and other stakeholders.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The policy adopted by the nominating and corporate governance committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.

Non-Employee Director Meetings

In addition to the meetings of the committees of the board of directors described above, in connection with board of directors’ meetings, the non-employee directors met two times in executive session during the fiscal year ended December 31, 2021.

Communication with the Board of Directors

Any interested party with concerns about the Company may report such concerns to the board of directors or the Chairperson of our board of directors or nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Better Therapeutics, Inc.

548 Market Street, #49404

San Francisco, California 94104

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-employee directors or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our company faces and the adequacy of our company’s policies and procedures designed to address such risks. Our compensation committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our company.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on our website at www.bettertx.com under the “Investor Relations” section.

We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in public filings. The information on our website is not intended to form a part of or be incorporated by reference into this proxy statement.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Overview

This section discusses the material components of the executive compensation program offered to our “named executive officers” for 2021, which consisted of our Chief Executive Officer and two most highly compensated executive officers during 2021 other than our Chief Executive Officer. Such executive officers consist of the following persons:

•
Kevin Appelbaum, our Co-Founder and Chief Executive Officer;
•
Mark Berman, M.D., our Chief Medical Officer; and
•
Kristin Wynholds, our Chief Product Officer.

Our executive compensation programs are designed to:

•
attract, motivate, incentivize and retain employees who contribute to our long-term success;
•
provide short-term incentive compensation packages to our executives that are competitive and reward the achievement of our business objectives; and
•
effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Our compensation committee is primarily responsible for the executive compensation programs for our executive officers. Our Chief Executive Officer makes compensation recommendations to the compensation committee for the respective executive officers that report to him, and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary and short-term and long-term incentives for our executive officers based on company-wide results and an executive officer’s individual contribution toward these results. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. The compensation committee reviews the performance of our Chief Executive Officer and makes recommendations to the Board with respect to his compensation. The Board retains the authority to make compensation decisions relative to our Chief Executive Officer. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters, as well.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2021, the compensation committee transitioned compensation-related external advisory services from Pearl Meyer & Partners, LLC to Pay Governance LLC, a national compensation consulting firm with compensation expertise relating to the technology and biotechnology industries, to provide it with market information, analysis and other advice relating to executive and non-executive compensation on an ongoing basis. The compensation committee engaged Pay Governance LLC to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by either Pearl Meyer & Partners LLC or Pay Governance LLC creates any conflict of interest.

2021 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to our named executive officers for services rendered to the Company in all capacities in the fiscal years ended December 31, 2021 and 2020, respectively.

						Non-Equity
				Stock	Option	Incentive Plan
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(3)	($)(2)	($)(3)(4)	($)
Kevin Appelbaum Co-Founder & Chief Executive Officer	2021	462,250	—	—	675,111	707,500	1,844,861
	2020	450,000	—	42,250	—	—	492,250
Mark Berman, M.D. Chief Medical Officer	2021	360,500	—	—	250,062	215,875	826,437
	2020	339,583	—	16,115	—	—	355,698
Kristin Wynholds Chief Product Officer	2021	329,375	—	—	219,681	257,125	806,181
	2020	310,417	—	5,403	5,399	—	321,219

(1)
Following the completion of the Business Combination, with an effective date of October 28, 2021, Mr. Appelbaum’s, Dr. Berman’s and Ms. Wynholds’ annual base salaries were increased from $450,000 to $520,000, from $350,000 to $410,000 and from $325,000 to $350,000, respectively.
(2)
The amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 15 of our financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock options or any sale of the underlying shares of our common stock.
(3)
Amounts include bonuses earned by our named executive officers under our short-term cash incentive program, based on both (i) the Company’s achievement of certain corporate performance goals and the named executive officer’s individual performance during the 2020 fiscal year and (ii) the completion of the Business Combination in 2021. Such bonus amounts were $225,000, $101,875 and $153,125 for each of Mr. Appelbaum, Dr. Berman, and Ms. Wynholds, respectively. For Mr. Appelbaum, the amount also includes a $300,000 transaction bonus earned in 2021 in connection with the Business Combination, pursuant to his employment agreement.
(4)
Amounts include bonuses earned by our named executive officers under our short-term cash incentive program, based on the Company’s achievement of certain corporate performance goals and the named executive officer’s individual performance during the 2021 fiscal year. Such bonus amounts were $182,500, $114,000 and $104,000 for each of Mr. Appelbaum, Dr. Berman, and Ms. Wynholds, respectively.

Narrative Disclosure to the Summary Compensation Table

Base Salaries

Each of the named executive officers is paid a base salary commensurate with his or her skill set, experience, performance, role and responsibilities. From January 1, 2021 until October 27, 2021, the annual base salaries for Mr. Appelbaum, Dr. Berman and Ms. Wynholds were $450,000, $350,000 and $325,000, respectively. Effective as of October 28, 2021, the annual base salaries for Mr. Appelbaum, Dr. Berman and Ms. Wynholds increased to $520,000, $410,000 and $350,000, respectively.

Cash Bonuses

For the 2021 fiscal year, the target annual bonuses for Mr. Appelbaum, Dr. Berman and Ms. Wynholds were 50%, 40% and 40%, respectively, of the applicable named executive officer’s annual base salary.

For 2021, our named executive officers were eligible to earn an annual bonus under our short-term cash incentive program based on both (i) achievement of certain corporate performance objectives and individual performance in 2020 and (ii) the completion of the Business Combination in 2021. Following the end of the 2020 performance year and the completion of the Business Combination in 2021, the Board determined that such corporate performance and individual objectives were achieved at 100%, resulting in payment amounts of $225,000, $101,875 and $153,125 to Mr. Appelbaum, Dr. Berman and Ms. Wynholds, respectively.

In 2021, in connection with the completion of the Business Combination, Mr. Appelbaum also earned a transaction bonus of $300,000.

In addition, for 2021, the Board adopted a cash bonus plan for such year, which included corporate performance objectives. The corporate performance objectives were based upon the attainment of performance targets related to financial and operational measures with respect to the Company, as determined by the Board. Following the end of the 2021 performance year and, the Board determined that such corporate performance was achieved at 79%, resulting in payment amounts of $182,500, $114,000 and $104,000 to Mr. Appelbaum, Dr. Berman and Ms. Wynholds, respectively.

Equity Compensation

During the fiscal year 2021, we granted stock options to each of our named executive officers, as shown in more detail in the “Outstanding Equity Awards at Fiscal 2021 Year-End Table” below.

401(k) Plan

We maintain a 401(k) Plan, a tax-qualified retirement plan that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Code”). Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. We may make matching contributions on a discretionary basis, but did not make any matching contributions in fiscal years 2021 or 2020. Our 401(k) plan is intended to be qualified under Section 401(a) of the Code with our 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Perquisites and Personal Benefits

We generally do not provide perquisites or personal benefits to our named executive officers.

Employment Arrangements with our Named Executive Officers

We have entered into offer letters with each of our named executive officers and entered into a new employment agreement with Mr. Appelbaum in connection with the Business Combination. In addition, we adopted an executive severance plan in connection with the Business Combination (the “Executive Severance Plan”), which provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of the Company. All of the named executive officers other than Mr. Appelbaum participate in the Executive Severance Plan and the terms of the Executive Severance Plan replace the severance provisions in such named executive officers’ offer letters, if any.

Employment Agreements and Offer Letters

The material terms of the applicable employment agreement and offer letters with Mr. Appelbaum, Dr. Berman, and Ms. Wynholds are described below.

Kevin Appelbaum. We entered into an executive employment agreement with Mr. Appelbaum effective as of April 6, 2021, with certain provisions thereof effective as of the closing of the Business Combination (the “Appelbaum Employment Agreement”), for the position of President and Chief Executive Officer. The Appelbaum Employment Agreement provides for the terms and conditions of Mr. Appelbaum’s employment and set forth his annual base salary of $520,000, his target bonus amount equal to 50% of his annual base salary, transaction and other bonuses subject to the consummation of the Business Combination, his eligibility to participate in our equity incentive plans, and his eligibility to participate in our benefit plans generally. Additionally, Mr. Appelbaum was granted a stock option award to purchase 250,000 shares of our common stock Mr. Appelbaum is subject to our standard employment, non-competition, non- solicitation, confidentiality and assignment agreement.

Pursuant to the Appelbaum Employment Agreement, if (i) Mr. Appelbaum’s employment is terminated without “cause” outside of the “change in control period”, (ii) he resigns for “good reason” outside of the “change in control period” or (iii) he resigns upon a “good leaver termination”, as each term is defined in the Appelbaum Employment Agreement, Mr. Appelbaum will be entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (A) continuation of his then current base salary for a period of 12 months following his termination of employment, (B) reimbursement for COBRA premiums for himself and his dependents for up to 12 months following his termination of employment and (C) six months’ acceleration of vesting of outstanding time-based equity awards and for performance-based vesting awards, the vesting of a number of shares equal to the number of shares that would have vested pursuant to such performance-based vesting awards subject to the Company’s achievement of the applicable performance-based vesting conditions described therein within the six-month period following the date of termination.

Upon the consummation of a “change in control” (as defined in the Appelbaum Employment Agreement) and subject to Mr. Appelbaum’s continued employment with the Company through such date, all shares subject to performance-based vesting will convert to time-based vesting awards at target without proration, which shall vest in substantially equal monthly installments each month following the consummation of such change in control over (i) the remainder of the applicable performance period set forth in the underlying award agreement, or (ii) twenty-four (24) consecutive months following the consummation of such change in control, if no such performance period is contained in the underlying award agreement.

If Mr. Appelbaum’s employment is terminated without “cause” or he resigns for “good reason”, in each case within 12 months following a “change in control” (i.e., the change in control period) as each term is defined in the Appelbaum Employment Agreement, in lieu of the benefits described above, Mr. Appelbaum will be entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (1) a lump sum payment equal to 24 months of his then current base salary, (2) 200% of his then-current target bonus opportunity, (3) reimbursement for COBRA premiums for himself and his dependents for up to 24 months following his termination of employment and (4) 100% acceleration of vesting of outstanding equity awards.

The payments and benefits provided under the Appelbaum Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to each executive in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Prior to the effectiveness of the Appelbaum Employment Agreement, Mr. Appelbaum’s employment with us was subject to the terms and conditions of an executive employment agreement entered into by Mr. Appelbaum, effective as of May 1, 2015, which was later amended effective as of May 2, 2019 (as amended, the “Prior Appelbaum Employment Agreement”), for the position of Chief Executive Officer. The Prior Appelbaum Employment Agreement was superseded by the Appelbaum Employment Agreement.

The Prior Appelbaum Employment Agreement provided for Mr. Appelbaum’s employment prior to the closing of the Business Combination and set forth his annual base salary, his target bonus amount, the term of his employment, his eligibility to participate in our equity incentive plan, and his eligibility to participate in our benefit plans generally. Mr. Appelbaum was subject to our standard employee confidential information and inventions assignment agreement. The Prior Appelbaum Employment Agreement provided that, if Mr. Appelbaum’s employment was terminated without “cause” or he resigns for “good reason,” as each term is defined in the Prior Appelbaum Employment Agreement, Mr. Appelbaum would have been entitled to receive a lump sum severance payment equal to 12 months of his then current base salary and reimbursement for COBRA premiums for himself and his dependents for a 12-month period following his termination of employment, in each case, subject to Mr. Appelbaum’s execution and non-revocation of a separation and release agreement.

Dr. Mark Berman. We entered into an offer letter with Dr. Berman, dated as of November 23, 2015 (the “Berman Offer Letter”). The Berman Offer Letter provides for Dr. Berman’s employment and sets forth the term of his employment, his positions and duties, his eligibility to receive equity compensation, and his eligibility to participate in our benefit plans generally. Dr. Berman is subject to our standard confidential information agreement.

Kristin Wynholds. We entered into an offer letter with Ms. Wynholds, dated as of October 9, 2018 (the “Wynholds Offer Letter”). The Wynholds Offer Letter provides for Ms. Wynholds’ employment and sets forth the term of her employment, her positions and duties, her eligibility to receive equity compensation, and her eligibility to participate in our benefit plans generally. Ms. Wynholds is subject to our standard confidential information agreement.

Executive Severance Plan

The Executive Severance Plan provides that upon a termination of employment by us other than for “cause” (as defined in the Executive Severance Plan), death or “disability” (as defined in the Executive Severance Plan), or upon a resignation by an eligible participant for “good reason” (as defined in the Executive Severance Plan), in either case outside of the “change in control period” (i.e., the period beginning on the date of a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 9 months of the participant’s annual base salary in effect immediately prior to such termination, payable over 9 months, (ii) up to 9 monthly cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he or she had remained employed by us, based on the premiums as of the date of termination.

The Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 100% of the participant’s annual base salary in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination, if higher), (ii) a lump sum amount equal to 100% of the participant’s annual target bonus in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he or she had remained employed by us for 12 months following the date of termination, based on the premiums as of the date of termination, and (iv) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance conditions may become vested, exercisable and/or nonforfeitable to the extent specified in the applicable award agreement; provided further, that if the treatment of outstanding and unvested equity awards subject to performance conditions is not addressed in the applicable award agreement, then the performance conditions applicable to such equity awards will be deemed satisfied at the maximum level specified in the terms of the applicable award agreement.

The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021.

	Option awards(1)						Stock awards (2)
Equity
incentive
											Equity		plan
											incentive		awards:
											plan		number
										Market	awards:		or
										value	number		payout
								Number		of	of		value of
								of		shares	unearned		unearned
			Number of	Number of				shares		or	shares		shares
			securities	securities				of stock		stock	other		other
			underlying	underlying				that		that	rights		rights
			unexercised	unexercised		Option		have		have	that have		that have
		Vesting	options	options		exercise	Option	not		not	not		not
	Grant	commencement	(#)	(#)		price	expiration	vested		vested	vested		vested
	date(2)	date	exercisable	unexercisable		($)	date	(#)		($)(3)	(#)		($)(3)
Kevin Appelbaum	12/8/2017	5/17/2017	—	—		—	—	—		—	113,703	(4)	528,719
	4/6/2021	4/6/2021	—	236,881	(5)	11.38	4/5/2031
Mark Berman, M.D.	2/4/2019	1/3/2020	—	—		—	—	59,202	(6)	275,289	—		—
	4/6/2021	4/6/2021	—	87,741	(5)	11.38	4/5/2031
Kristin Wynholds	2/4/2019	10/22/2018	—	—		—	—	18,752	(7)	87,197	—		—
	8/14/2020	2/1/2020	13,028	15,397	(5)	0.47	8/13/2030	—		—	—		—
	4/6/2021	4/6/2021	—	77,081	(5)	11.38	4/5/2031

(1)
Unless otherwise specified, each equity award was granted under and is subject to the terms of our 2020 Stock Option and Grant Plan (the “2020 Plan”). Such awards are subject to certain acceleration of vesting provisions as set forth in the Executive Severance Plan or the named executive officer’s employment agreement, as applicable.
(2)
Each stock award was granted pursuant to individual restricted stock agreements between the Company and each applicable named executive officer. The stock awards represent the unvested Common Unit awards converted into Legacy BTX restricted stock in connection with its corporate reorganization in 2020. The grant date listed for such awards represent the original grant date of the equity award (i.e., the grant date of Common Units under our 2015 Equity Incentive Plan (the “2015 Plan”)). Such awards are subject to certain acceleration of vesting provisions as set forth in the Executive Severance Plan or the named executive officer’s employment agreement, as applicable.
(3)
Based on the closing price of $4.65 per share of our common stock as of December 31, 2021.
(4)
With respect to 227,406 shares of our common stock subject to this award, 113,703 shares vested upon consummation of an equity financing resulting in gross proceeds exceeding $20 million, based on a pre- money enterprise valuation of the Company of at least $100 million and the remaining 113,703 shares vest upon the achievement by us of the earlier of (i) 12-month trailing booked revenues of at least $20 million, or (ii) filing of a de novo submission to the FDA. Upon the occurrence of a sale of the Company (as defined in our 2015 Plan), all unvested shares will automatically vest.

(5)
25% of the shares subject to the equity award vest upon the one-year anniversary of the vesting commencement date and 1/48 of the shares subject to the equity award vest each month thereafter, subject to the named executive officer’s continued service relationship with the Company through each applicable date.
(6)
1/48th of the shares to the equity award vest each month following the vesting commencement date, subject to continued service relationship through each applicable vesting date. Upon the occurrence of the sale of the Company, all unvested shares will automatically vest.
(7)
25% of such shares vest upon the vesting commencement date and 1/36 of the remaining shares subject to the equity award vest each month thereafter, subject to continued service relationship through each applicable vesting date. Upon the occurrence of a sale of the Company, all unvested shares will automatically.

Director Compensation

Non-Employee Director Compensation Policy

In connection with the Business Combination, we approved the non-employee director compensation policy described below, which is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to the long-term success of the Company.

Under the policy, our non-employee directors are eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
Annual service on the board of directors	$40,000
Additional retainer for annual service as non-executive chairperson	$30,000
Additional retainer for annual service as a lead director of the board of directors	$15,000
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$15,000
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as compensation committee chairperson	$10,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as nominating and governance committee chairperson	$8,000
Annual service as member of the nominating and governance committee (other than chair)	$4,000

In addition, our policy provides that, upon initial election or appointment to the Board, each new non-employee director will be granted a non-statutory stock option to purchase 30,000 shares of our common stock (the “Director Initial Grant”). The Director Initial Grant will vest 1/3 on the first anniversary of the grant date and then in substantially equal monthly installments over the next two years. On the date of each annual meeting of stockholders of the Company following the completion of the Business Combination, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option to purchase 15,000 shares of our common stock (the “Director Annual Grant”). If a new non-employee director joins the Board between annual meetings of stockholders, then such non-employee director will be granted, at the next annual meeting of stockholders, a pro-rata portion of the Director Annual Grant based on the time between such director’s appointment and our next annual meeting of stockholders. The Director Annual Grant will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders. The Director Initial Grant and Director Annual Grant are subject to full acceleration vesting upon the sale of the Company. All of the foregoing stock options would be granted with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant and would have a 10 year term.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director of the Company in a calendar year period will not exceed $750,000 in the first calendar year such individual becomes a non-employee director and $1,000,000 in any other calendar year.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the Board or any committee thereof.

Employee directors will receive no additional compensation for their service as a director.

Executive Chairman Agreement

In connection with but prior to the consummation of the Business Combination, we entered into an executive chairperson agreement with Mr. Perry, (the “Perry Agreement”), providing for standard terms of employment as the executive chairman of the Board, including an initial $260,000 annual base salary, eligibility to participate in the health and welfare benefits offered to full-time employees and the initial grant of a nonqualified stock option to purchase 28,300 shares of our common stock (the “Initial Option”), which will vest 1/3 on the first anniversary of the grant date and in equal monthly installments over the next two years, subject to Mr. Perry’s continued service as a member of the Board on each applicable vesting date; provided, that the Initial Option shall fully vest in the event of a sale event (as defined in the Perry Agreement). In addition to the Initial Option, on each of the Company’s annual meeting of stockholders, if Mr. Perry continues thereafter to be a member of the Board, he will receive a grant of a non-statutory stock option to purchase 11,800 shares of our common stock on the date of such annual meeting (the “Annual Grant”). The Annual Grant will vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the Company’s next annual meeting of stockholders, subject to Mr. Perry’s continued service as a member of the Board on such vesting date; provided, that the Annual Grant shall fully vest in the event of a sale event. The Perry Agreement requires Mr. Perry to execute the Company’s standard form of restrictive covenants agreement.

Director Compensation Table

The following table presents the total compensation for each person who served as a director of the Board during fiscal year 2021. Mr. Appelbaum, our Chief Executive Officer, did not receive any additional compensation from the Company for his services on the Board as Chairperson. The compensation received by Mr. Appelbaum as a named executive officer is set forth above in “Executive Compensation — 2021 Summary Compensation Table.”

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)	($)(1)	($)	($)
David Perry (2)	—	—	124,656	194,712(3)	319,368
Dr. Richard Carmona (4)	34,907	—	124,656	—	159,563
Andrew Armanino (5)	35,957	—	124,656	—	160,613
Geoffrey Parker (6)	36,044	—	124,656	—	160,700
Dr. Risa Lavizzo-Mourey (7)	30,640	—	124,656	—	155,296
Dr. Suying Liu (8)	6,995	—	124,656	—	131,651
Dr. Elder Granger (9)	6,561	—	124,656	—	131,217

(1)
The amounts reported represent the aggregate grant date fair value of the stock options granted to our directors calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 15 of our financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of our common stock.
(2)
As of December 31, 2021 Mr. Perry held options to purchase 28,300 shares of our common stock.
(3)
The amount represents the salary received by Mr. Perry as the executive chairman of the Board.
(4)
As of December 31, 2021 Dr. Carmona held options to purchase 28,300 shares of our common stock.
(5)
As of December 31, 2021 Mr. Armanino held options to purchase 28,300 shares of our common stock.

(6)
As of December 31, 2021 Mr. Parker held options to purchase 28,300 shares of our common stock.
(7)
As of December 31, 2021 Dr. Lavizzo-Mourey held options to purchase 28,300 shares of our common stock.
(8)
As of December 31, 2021 Dr. Liu held options to purchase 28,300 shares of our common stock.
(9)
As of December 31, 2021 Dr. Granger held options to purchase 28,300 shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 31, 2022 for each of our named executive officers, executive officers, directors, all executive officers and directors as a group and each person known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of March 31, 2022. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of March 31, 2022 or subject to restricted stock units that vest within 60 days of March 31, 2022 are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California 94104. The percentage of beneficial ownership of our shares of common stock is calculated based on 23,608,600 shares of common stock outstanding as of March 31, 2021.

Name and Address of Beneficial Owners	Number of Shares	%
Greater than 5% holders:
David P. Perry 2015 Trust(1)	10,830,037	45.9%
Kevin Appelbaum Revocable Trust(2)	2,477,126	10.5%
Entities affiliated with Farallon Capital Management LLC(3)	1,350,000	5.7%
Mountain Crest Capital LLC(4)	1,388,250	5.9%
Executive Officers and Directors:		0
David Perry(1)	10,830,037	45.9%
Kevin Appelbaum(2)	2,477,126	10.5%
Dr. Mark Berman(5)	255,710	1.1%
Kristin Wynholds(6)	126,886	*
Justin Zamirowski(7)	57,795	*
Dr. Richard Carmona	153,619	*
Andrew Armanino(8)	139,662	*
Geoffrey Parker(9)	68,333	*
Dr. Risa Lavizzo-Mourey	10,000	*
Mark Heinen(10)	27,980	*
Dr. Suying Liu(11)	—	*
Dr. Elder Granger	1,000	*
All directors and officers as a group (12 persons)	14,148,148	59.4%

* Less than 1%

(1)
Information based on the Schedule 13D filed with the SEC on November 8, 2021 by David P. Perry 2015 Trust, David P. Perry, Georgianna Maule-Ffinch and Donald R. Leo, Trustee of Pensus Limited Trust dated 06/12/2010 FBO Georgianna Maule-Ffinch (“Pensus Trust”). Consists of (i) 10,464,015 shares held by the David P. Perry 2015 Trust, over which David P. Perry is the sole trustee and has sole voting and dispositive power, (ii) 51,536 shares held by Mr. Perry, (iii) 293,150 shares held by Mr. Perry’s spouse, Georgianna Maule-Ffinch and (iv) 21,336 shares held by Pensus Trust.
(2)
Information based on Schedule 13D filed with the SEC on November 8, 2021 by Kevin Appelbaum, or his successor(s), as Trustee of the Kevin Appelbaum Revocable Trust under Revocable Trust Declaration dated May 16, 2020, as amended (the “Appelbaum Trust”) and Kevin J. Appelbaum. Consists of (i) 2,406,719 shares held by Kevin Appelbaum, or his successor(s), as Trustee of the Appelbaum Trust, over which Mr. Appelbaum has sole voting and dispositive power, (ii) 6,250 shares held by Mr. Appelbaum and (iii) 64,157 shares which Mr. Appelbaum has the right to acquire through the exercise of stock options within 60 days of March 31, 2022.
(3)
Information based on the Schedule 13G/A filed with the SEC on February 9, 2022 by Farallon Capital Partners, L.P. (“FCP”), Farallon Capital Institutional Partners, L.P. (“FCIP”), Farallon Capital Institutional Partners II, L.P. (“FCIP II”), Farallon Capital Institutional Partners III, L.P. (“FCIP III”), Four Crossings Institutional Partners V, L.P. (“FCIP V”), Farallon Capital Offshore Investors II, L.P. (“FCOI II”), Farallon Capital F5 Master I, L.P. (“F5MI”), Farallon Capital (AM) Investors, L.P. (“FCAMI”), Farallon Partners, L.L.C. (“FPLLC”), Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), Farallon F5 (GP), L.L.C. (“F5MI GP”) and each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (the “Farallon Managing Members”). Consists of shares held by eight limited partnerships for which Farallon Capital Management, L.L.C. is the registered investment adviser, including (i) 124,065 shares held by FCP, (ii) 371,655 shares held by FCIP, (iii) 77,355 shares held by FCIP II, (iv) 46,710 shares held by FCIP III, (v) 51,030 shares held by FCIP V, (vi) 557,685 shares held by FCOI II, (vii) 102,195 shares held by F5MI, (viii) 19,305 shares held by FCAMI, all issuable in connection with the PIPE investment. FPLLC, as the general partner of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI (the “FPLLC Entities”) and the sole member of FCIP V, may be deemed to beneficially own such shares held by each of the FPLLC Entities and FCIP V. F5MI GP, as the general partner of F5MI, may be deemed to beneficially own such shares held by F5MI. FCIP V GP, as the general partner of FCIP V, may be deemed to beneficially own such shares held by FCIP V. Each of the Farallon Managing Members, as a (i) managing member or senior managing member, as the case may be, of FPLLC, or (ii) manager or senior manager, as the case may be, of F5MI GP and FCIP V GP, in each case with the power to exercise investment discretion with respect to the shares that may be deemed to be beneficially owned by FPLLC, F5MI GP or FCIP V GP, may be deemed to beneficially own such shares held by the FPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares. The address of each of the entities and individuals identified in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.
(4)
Information based on the Schedule 13G filed with the SEC on February 10, 2022 by Mountain Crest Capital LLC and Dong Liu. Consists of shares held by Mountain Crest Capital LLC, of which Mr. Dong Liu is the sole Managing Member and has sole voting and dispositive power. The address of Mountain Crest Capital LLC is 311 West 43rd Street, 12th Floor, New York, New York 10036.
(5)
Consists of 23,771 shares which Dr. Berman has the right to acquire through the exercise of stock options within 60 days from March 31, 2022.
(6)
Consists of 36,871 shares which Ms. Wynholds has the right to acquire through exercise of stock options within 60 days from March 31, 2022.
(7)
Consists of 57,795 shares which Mr. Zamirowski has the right to acquire through exercise of stock options within 60 days from March 31, 2022.
(8)
Consists of (i) 126,328 shares held by Andrew J. Armanino III and Denise M. Armanino Family Trust, over which Mr. Armanino and his spouse, Denise M. Armanino, have shared voting and dispositive power, and (ii) 13,334 shares held by Mr. Armanino.

(9)
Consists of (i) 53,333 shares held by Geoffrey M. Parker and Jill G. Parker Rev Trust dtd 1/27/00, over which Mr. and Mrs. Parker have shared voting and dispositive power, and (ii) 15,000 shares held by Mr. Parker.
(10)
Consists of 12,980 shares which Mr. Heinen has the right to acquire through exercise of stock options within 60 days from March 31, 2022.
(11)
On October 28, 2021, Dr. Suying Liu resigned from his Managing Member position at Mountain Crest Capital LLC, which owns 1,388,250 shares of our common stock. He disclaims any beneficial ownership except to the extent of his pecuniary interests in these shares. See also note (4) above.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

			Number of securities remaining
	Number of securities to be issued	Weighted-average exercise price	available for future issuance under
	upon exercise of outstanding options	of outstanding options	equity compensation plans (excluding
	and rights #(a)	and rights (b)	securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,479,475	9.35	3,253,540
Equity compensation plans not approved by the security holders	—	—	—
Total	1,479,475	9.35	3,253,540

(1)
Consists of our 2020 Plan, our 2021 Stock Option and Grant Plan (the “2021 Plan”), and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Following the closing of the Business Combination, we have not and will not grant any awards under our 2020 Plan, but all outstanding awards under such plan will continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2020 Plan or 2021 Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2021 Plan.
(2)
Consists of shares available for future issuance under the 2021 ESPP and the 2021 Plan. As of December 31, 2021, 280,000 shares of common stock were available for issuance under the 2021 ESPP and 2,973,540 shares of common stock were available for issuance under the 2021 Plan.
(3)
The 2021 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee. The 2021 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022, by the least of 560,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee. The number in the table does not include the increases made on January 1, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports furnished to us, all reports required by Section 16(a) of the Exchange Act to be filed by our directors and executive officers and all beneficial owners of more than ten percent of our common stock outstanding to report transactions in our securities in fiscal year 2021 were timely filed, except that (i) Dr. Elder Granger filed one late Form 4 on November 15, 2021, reporting a single transaction; (ii) David Perry filed one late Form 4 on November 1, 2021, reporting multiple transactions; (iii) Mountain Crest Capital LLC filed one late Form 4 on January 19, 2021, reporting multiple transactions; (iv) Dr. Suying Liu filed one late Form 4 on January 19, 2021, reporting multiple transactions; (v) Dong Liu filed one late Form 4 on January 19, 2021, reporting multiple transactions and (vi) Wenhua Zhangfiled one late Form 3 on January 7, 2021, reporting a single transaction.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation and employment-related arrangements, including those described under the sections entitled “Executive and Director Compensation” in this proxy statement, and the transactions described below, in fiscal year 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which:

•
we were, or will be, a participant;
•
the amount involved exceeded, or will exceed, $120,000; and
•
in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Amended and Restated Registration Rights Agreement

In connection with the Business Combination, we entered in to the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) with Kevin Appelbaum Revocable Trust, an affiliate of Kevin Appelbaum, our director and Chief Executive Officer and beneficial owner of more than 5% of our common stock, and David P. Perry 2015 Trust (the “Perry Trust”), an affiliate of David Perry, the Executive Chairman of our board of directors and beneficial owner of more than 5% of our common stock, Mountain Crest Capital LLC (the “MCAD Sponsor”), a beneficial owner of more than 5% of our common stock, and certain affiliates of the MCAD Sponsor. The Amended and Restated Registration Rights Agreement amended and restated the Registration Rights Agreement dated January 7, 2021 by and among the Company, the MCAD Sponsor and its affiliates. The Amended and Restated Registration Rights Agreement required the Company to, among other things, file a resale registration statement on behalf of the stockholders no later than 30 days from the closing of the Business Combination. The Registration Rights Agreement also provided certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. The Company agreed to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

PIPE Subscription Agreements and Resale Registration Rights

In connection with the Business Combination, we entered into Subscription Agreements with certain PIPE investors for $50,000,000 in PIPE investment, including $100,000 subscribed by the Perry Trust and $13,500,000 subscribed by entities managed by Farallon Capital Management LLC (“Farallon”), a beneficial owner of more than 5% of our common stock as a result of such investment. The PIPE investment was consummated with the closing of the Business Combination. Pursuant to the Subscription Agreements, the Company agreed to file a registration statement registering the resale of the shares of common stock purchased in the private placement by the PIPE investors (the “Resale Registration Statement”) with the SEC no later than 30 calendar days following the closing of the Business Combination.

Private Placement

In connection with MCAD’s initial public offering (the “IPO”), on January 12, 2021, the MCAD Sponsor and Chardan Capital Markets, LLC (“Chardan”) purchased, pursuant to a written purchase agreement with MCAD, 185,000 private placement units for a total purchase price of $1,850,000, of which 135,000 private units were purchased by the MCAD Sponsor and 50,000 private units were purchased by Chardan. The private units are identical to the units sold in the IPO. Additionally, simultaneously with the sale of the over-allotment option, we consummated the private sale of an additional 15,000 private placement units, generating gross proceeds of $150,000. The Sponsor and Chardan agreed not to transfer, assign or sell any of the private placement units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the closing of the Business Combination.

Stock Purchase Agreement for the Sale of MCAD Shares

MCAD, the MCAD Sponsor and the Perry Trust entered into a stock purchase agreement pursuant to which the MCAD Sponsor transferred 200,000 shares of MCAD’s common stock held by the MCAD Sponsor to the Perry Trust upon the closing of the Business Combination for $1.8 million.

SAFE Financings

From August 14, 2020 to September 7, 2021, Legacy BTX issued SAFEs to the following affiliates of David Perry or his immediate family members: $22,101,878 in aggregate purchase amount to the Perry Trust and $1,015,738 in purchase amount to Belinda Barclay-White. Of such SAFEs, $8,672,617 were issued upon the exchange of then-outstanding convertible promissory notes as described above.

From August 24, 2020 to September 7, 2021, Legacy BTX issued SAFEs to Andrew Armanino, a member of our board of directors, or the following affiliates of Andrew Armanino or his immediate family members: $100,000 in purchase amount to the Andrew J. Armanino III and Denise M. Armanino Family Trust, $100,000 in purchase amount to Matt Armanino, and $300,000 in purchase amount to Andrew Armanino. Of such SAFEs, $300,000 were issued upon the exchange of then-outstanding convertible promissory notes as described above.

From April 7, 2021 to September 9, 2021, Legacy BTX sold and issued SAFEs to the following other related parties: $250,000 in purchase amount to Geoffrey M. Parker and Jill G. Parker Rev Trust, an affiliate of Geoffrey M. Parker, a director of the Company; $100,000 in purchase amount to Dr. Mark Berman, an executive officer of the Company; $50,000 in purchase amount to Mark Heinen, an officer of the Company; $5,000,000 in purchase amount to Farallon.

Policies and Procedures for Related Person Transactions

Our written related person transaction policy sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•
any person who is, or at any time during the applicable period was, one of our officers or one of our directors;
•
any person who is known by us to be the beneficial owner of more than five percent (5%) of our voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

The audit committee of the board of directors reviews and approves transactions with directors, officers and holders of 5% or more of the Company’s capital stock and their immediate family members, each a related party. Prior to a transaction, the material facts as to the related party’s relationship or interest in the transaction are disclosed to the board of directors prior to their consideration of such transaction, and the transaction is not considered approved by the board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. If advance review by the audit committee is not feasible, then the related person transaction shall be reviewed at the audit committee’s next regularly scheduled meeting.

The audit committee may review and pre-approve a list of related party transactions and each of the pre-approved transactions shall not be subject to further review by the audit committee under the terms of this policy. In connection with each regularly scheduled meeting of the audit committee, a summary of any new related party transactions deemed pre-approved (other than director and executive compensation arrangements) shall be provided to the audit committee for its review. If a related party transaction will be ongoing, the audit committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, on at least an annual basis, the audit committee will review and assess such ongoing related party transaction and confirm that the ongoing dealings with the related person have been in compliance with the guidelines established by the audit committee.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

This report is submitted by the audit committee of the board of directors (the “Board”) of Better Therapeutics, Inc. (the “Company”). The audit committee currently consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq. The Board has designated Andrew Armanino as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2021 and met with management, as well as with representatives of Elliott Davis, LLC, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Elliott Davis, LLC the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the audit committee received the written disclosures and the letter from Elliott Davis, LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of Elliott Davis, LLC its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Andrew Armanino
Geoffrey Parker
Dr. Elder Granger

April 27, 2022

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Elliott Davis, LLC, independent registered public accounting firm, has been selected by the audit committee as auditors for the Company for the fiscal year ending December 31, 2022. Elliott Davis, LLC has served as the independent registered public accounting firm for the Company since 2021. A representative of Elliott Davis, LLC is expected to attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Previously, the Company engaged Marcum LLC to serve as its independent auditors. On November 19, 2021, the audit committee determined that the Company’s independent registered public accounting firm prior to the Business Combination, would be dismissed and Elliott Davis, LLC be engaged as the Company’s independent registered public accounting firm, effective November 22, 2021.

The reports of Marcum LLC on the financial statements of MCAD (our legal predecessor) as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from July 31, 2020 (inception) through December 31, 2020 and the subsequent interim period through September 30, 2021, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum LLC, would have caused Marcum LLC to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K). The foregoing disclosure is qualified by the existence of material weaknesses in our internal controls and procedures identified by management which are noted in Item 4, Controls and Procedures, as filed with the SEC in each of the Form 10-Qs for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, the contents of which are incorporated herein by reference.

During the period from July 31, 2020 (inception) through December 31, 2020 and the subsequent interim periods through September 30, 2021 and thereafter, neither we nor anyone on our behalf consulted with Elliott Davis, LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and a written report or oral advice was provided to us that Elliott Davis, LLC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company’s organizational documents do not require that the stockholders ratify the selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of Elliott Davis, LLC as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether to retain Elliott Davis, LLC, but still may retain this firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of aggregate fees agreed to be paid by the Company for professional services rendered by Elliott Davis, LLC for the fiscal year ended December 31, 2021.

Year Ended December 31,
Fee Category	2021
Audit Fees (1)	$124,500
Audit Related Fees (2)	98,000
Tax Fees	—
Other Fees	—
Total	$222,500

The following is a summary and description of aggregate fees agreed to be paid by the Company for professional services rendered by Marcum LLC for the fiscal years ended December 31, 2021 and 2020.

	Years Ended December 31,
Fee Category	2021	2020
Audit Fees(1)	$57,000	$35,000
Audit Related Fees (2)	42,000	—
Tax Fees (3)	7,000	—
Other Fees	—	—
Total	$106,000	$35,000

(1)
“Audit Fees” consist of fees for professional services provided in connection with the annual audits of our consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements, accounting matters directly related to the annual audits, professional services in connection with SEC registration statements, periodic reports (including Form 8-Ks), and other documents filed with the SEC or other documents issued in connection with securities offerings, and professional services provided in connection with other statutory or regulatory filings.
(2)
“Audit Related Fees” consist of fees for professional services provided in connection with the IPO and merger.
(3)
“Tax Fees” consist of fees for services related to tax compliance.

All audit fees relating to the audit for the fiscal years ended December 31, 2021 and 2020 were approved in advance by the audit committee. All audit and non-audit services to be provided by our independent auditors were, and will continue to be, pre-approved by the audit committee.

The audit committee has considered the nature and amount of fees billed by Elliott Davis, LLC and Marcum LLC and believes that the provision of services for activities unrelated to the audit was compatible with maintaining their independence.

Pre-Approval Policies and Procedures

Our audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Voting Requirement to Approve Proposal

For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE SELECTION OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2 ON YOUR PROXY CARD)

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations

Our Bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Secretary at Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California 94104, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 28, 2022. Such proposals must be delivered to our Secretary at Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California 94104.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also access any document we file with the SEC on our website at www.bettertx.com under the “Investor Relations” menu.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 27, 2022. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

Our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, are accessible free of charge on our website at www.bettertx.com under the “Investors Relations” menu. We will provide without charge upon written or oral request, paper copies of our proxy materials, including our Annual Report. Requests for such copies should be addressed to:

Better Therapeutics, Inc.

548 Market Street, #49404

San Francisco, California 94104

(415) 887-2311

Attention: Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California 94104, (415) 887-2311, Attention: Secretary. We will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, Notice of Internet Availability and annual reports in the future. If you are receiving multiple copies of our annual reports, Notice of Internet Availability and proxy statements, you may request householding in the future by contacting our Secretary.

OTHER BUSINESS

The board of directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0000570164_1 R1.0.0.24 BETTER THERAPEUTICS, INC 548 MARKET ST SUITE 49404 SAN FRANCISCO, CA 94104 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BTTX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Withhold 1a. Dr. Richard Carmona 1b. David Perry The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of Elliott Davis, LLC as the independent registered public accounting firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000570164_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com BETTER THERAPEUTICS, INC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JUNE 9, 2022 9:00 A.M. The shareholder(s) hereby appoint(s) Kevin Appelbaum and Mark Heinen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BETTER THERAPEUTICS, INC that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BTTX2022 at 9:00 A.M., Pacific Time on Thursday, June 9, 2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. Continued and to be signed on reverse side